EXHIBIT 5.01

January 30, 2014

Acucela Inc.

1301 Second Avenue, Suite 1900

Seattle, WA 98101

Ladies and Gentlemen:

At your request we have examined the Registration Statement on Form S-1 (File Number 333-192900) filed by Acucela Inc., a Washington corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about December 17, 2013, as amended through the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 10,580,000 shares of the Company’s Common Stock, without par value per share (the “Shares”), 1,380,000 of which are presently issued and outstanding and may be sold by a certain selling shareholder at the option of the underwriters (the “Selling Shareholder”).

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the following documents: (i) the Registration Statement and the Exhibits filed as a part thereof or incorporated therein by reference; (ii) the preliminary prospectus, dated December 30, 2013, prepared in connection with the Registration Statement (the “Prospectus”); (iii) the Company’s Amended and Restated Articles of Incorporation, as filed with the Washington Secretary of State on May 31, 2006 and attached as Exhibit 3.01 to the Registration Statement (the “Restated Articles”); (iv) the Amended and Restated Articles of Incorporation of the Company in the form attached as Exhibit 3.02 to the Registration Statement that the Company intends to file and that will be effective prior to the consummation of the sale of the Shares (the “Future Articles”); (v) the Company’s Bylaws as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof and attached as Exhibit 3.03 to the Registration Statement (the “Bylaws”); (vi) the Amended and Restated Bylaws in the form attached as Exhibit 3.04 to the Registration Statement, that will be effective prior to the consummation of the sale of the Shares (the “Future Bylaws”); (vii) corporate proceedings of the Company’s Board of Directors and shareholders with respect to the approval or authorization of the documents described in clauses (iii) through (vi) above, the filing of the Registration Statement and the sale and issuance of the Shares; (viii) records the Company has provided to us of its outstanding shares of capital stock and other securities; (ix) that certain Underwriting Agreement in the form attached as Exhibit 1.01 to the Registration Statement, that will become effective prior to the consummation of the sale of the Shares; (x) a Certificate of Existence/Authorization for the Company issued by the Washington Secretary of State dated January 29, 2014, stating that the Company remains active and has complied with the filing requirements of the Washington Secretary of State (the “Certificate of Existence”); and (xi) representations and warranties made to us by the Company, including those contained in an

January 30, 2013

Opinion Certificate dated of even date herewith. We have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

In our examination of documents for purposes of this opinion, we have assumed without verification, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity and authority of all persons or entities executing any documents, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all such documents by the parties or signatories thereto where due authorization, execution and delivery are prerequisites to the effectiveness thereof. The Company’s capital stock is uncertificated.

With respect to our opinion expressed in clause (1) in the paragraph captioned “Opinions” below as to the valid existence of the Company under the laws of the State of Washington, we have relied solely upon the Certificate of Existence and representations made to us by the Company. In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any of the Shares, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to all the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

We express no opinion herein regarding the application or effect of the laws of any jurisdiction other than the existing laws of the State of Washington. In rendering the Opinions below, we are opining only with respect to the specific legal issues expressly set forth in the paragraph captioned “Opinions” below, and we render no opinion, whether by implication, inference or otherwise, as to any other matter or matters.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Opinions. Based upon and subject to the foregoing, we are of the opinion that: (1) the Company is a corporation validly existing under the laws of the State of Washington; (2) the up to 9,200,000 of the Shares to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company’s Board of Directors, will be validly issued, fully paid and nonassessable; and (3) the up to 1,380,000 of the Shares to be sold by the Selling Shareholder pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

January 30, 2013

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP